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Exhibit 32.1

LOUISIANA-PACIFIC CORPORATION
805 SW Broadway, Suite 1200
Portland, Oregon 97205-3303
(503) 821-5100

March 8, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re:
  Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

        Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-K of Louisiana-Pacific Corporation (the "Company") for the annual ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ MARK A. SUWYN
Name:	Mark A. Suwyn
Title:	Chief Executive Officer

/s/ CURTIS M. STEVENS
Name:	Curtis M. Stevens
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Louisiana-Pacific Corporation and will be retained by Louisiana-Pacific Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1